Exhibit 99.1

Lantheus Holdings, Inc. Announces Proposed Offering of $500 Million Convertible Senior Notes due 2027

NORTH BILLERICA, Mass., December 5, 2022 — Lantheus Holdings, Inc. (the “Company” or “Lantheus”) (NASDAQ: LNTH), today announced that it intends to offer, subject to market conditions and other factors, $500 million in aggregate principal amount of the Company’s convertible senior notes due 2027 (the “Notes”). The Notes are to be offered and sold only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also expects to grant the initial purchasers of the Notes an option to purchase, within the 13-day period beginning on, and including, the initial closing date of the offering, up to an additional $75 million in aggregate principal amount of Notes.

The Notes will be senior unsecured obligations of the Company. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Lantheus Medical Imaging, Inc., a direct wholly owned subsidiary of the Company. The Notes will mature on December 15, 2027, unless earlier redeemed, repurchased or converted. The Notes are expected to pay interest semi-annually in arrears. Prior to the close of business on the business day immediately preceding September 15, 2027, the Notes may be converted at the option of the holders only upon occurrence of specified events and during certain periods, and thereafter until the close of business on the business day immediately preceding the maturity date, the Notes may be converted at any time. The Company will satisfy any conversion by paying cash up to the aggregate principal amount of the Notes to be converted and by paying or delivering, as the case may be, cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted. The Company may redeem for cash all or any portion of the Notes, at its option, on or after December 22, 2025 if the closing sale price per share of the Company’s common stock exceeds 130% of the conversion price of the Notes for a specified period of time. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, the initial conversion rate and the other terms of the Notes will be determined upon pricing of the offering by negotiations between the Company and the initial purchasers of the Notes.

The Company’s board of directors has authorized the repurchase of up to $150 million in aggregate amount of its common stock under certain circumstances. The Company expects to use up to $75 million of the net proceeds from the offering of the Notes to repurchase shares of its common stock from purchasers of Notes in this offering in privately negotiated transactions effected with or through one of the initial purchasers or its affiliate. These repurchases could increase, or prevent a decrease in, the market price of the Company’s common stock or the Notes concurrently with the pricing of the Notes, and could result in a higher effective conversion price for the Notes. The Company intends to use the remainder of the net proceeds from the offering of the Notes (including any proceeds from the exercise of the initial purchasers’ option) for general corporate purposes, including other repurchases of its common stock from time to time in an amount up to $75 million, working capital, capital expenditures, refinancing or repaying debt, payments related to the previously announced license and collaboration agreements with POINT Biopharma Global Inc. and with an affiliate thereof if the transactions contemplated by such agreements are consummated, potential acquisitions and strategic transactions.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or the shares of the Company’s common stock issuable upon conversion of the Notes, if any, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer of these securities will be made only by means of a private offering memorandum. The Notes and any shares of the Company’s common stock issuable upon conversion have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. The Notes being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the applicable private offering memorandum.

About Lantheus

With more than 65 years of experience in delivering life-changing science, Lantheus is committed to improving patient outcomes through diagnostics, radiotherapeutics and artificial intelligence solutions that enable clinicians to Find, Fight and Follow disease. Lantheus is headquartered in Massachusetts and has offices in New Jersey, Canada and Sweden. For more information, visit www.lantheus.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “anticipate,” “believe,” “confident,” “continue,” “could,” “estimate,” “expect,” “guidance,” “intend,” “introduce,” “may,” “momentum,” “plan,” “predict,” “progress,” “project,” “promising,” “target,” “will,” “would” and other similar terms. Such forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

Contacts:

Mark Kinarney

Vice President, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Senior Director, Corporate Communications

646-975-2533

media@lantheus.com